(more) Caterpillar: Confidential Green April 9, 2018 Caterpillar contact: Rachel Potts Global Government & Corporate Affairs Office: 224-551-4135 Mobile: 309-573-3444 Potts_Rachel_A@cat.com FOR IMMEDIATE RELEASE Caterpillar Announces Executive Officer Retirement DEERFIELD, Ill. – Following a distinguished career spanning nearly 30 years with the company, Caterpillar Inc. (NYSE: CAT) announced today that Group President Rob Charter has elected to retire. Since 2015, Charter has been a group president of Customer & Dealer Support (C&DS). “During his three decades with Caterpillar, Rob has built a reputation for his focus and unwavering commitment to helping our customers succeed,” said Caterpillar CEO Jim Umpleby. “Rob’s global perspective - he’s held positions in Asia, Latin America, the United States and in his home country of Australia - is just one reason he’s a valuable member of our executive leadership team. Rob is also known within the company for his passion for developing and mentoring Caterpillar employees around the globe. We wish him a long and happy retirement.” Charter’s retirement will be effective June 1, 2018. The company expects to announce a replacement in the near future. “I’ve had an extraordinary career and am grateful for the opportunity to have served our customers for the past three decades,” said C&DS Group President Rob Charter. “I’m honored to have led some remarkable teams. And, over two-thirds of my time at Caterpillar was spent working alongside what I still believe is one of the company’s greatest competitive advantages – our dealer network. My wife, Tammy, and I look forward to returning home to Australia and spending more time with our family.” News

-2- (more) Caterpillar: Confidential Green Charter joined Caterpillar in 1989 as a development engineer in Melbourne. Early in his career, he worked in service training, machine sales and service, mining product support, manufacturing, construction, quarry and forestry. Charter was also a district manager in Australia. Charter’s next leadership position was with Caterpillar’s Asia Pacific Division in Tokyo as product manager. In 2005, he was appointed southern region manager in Caterpillar’s Latin America Division, a position he held until 2008 when the Caterpillar board of directors named Charter vice president of the Asia Pacific Distribution Services Division. He held this position until January 2013 when he was appointed as vice president of the Excavation Division. He became a group president and a member of Caterpillar’s Executive Office in 2015. Charter holds a bachelor’s degree in mechanical engineering from Ballarat University in Victoria, Australia, and has completed the Stanford University Executive Program. About Caterpillar For more than 90 years, Caterpillar Inc. has been making sustainable progress possible and driving positive change on every continent. Customers turn to Caterpillar to help them develop infrastructure, energy and natural resource assets. With 2017 sales and revenues of $45.462 billion, Caterpillar is the world’s leading manufacturer of construction and mining equipment, diesel and natural gas engines, industrial gas turbines and diesel-electric locomotives. The company principally operates through its three primary segments - Construction Industries, Resource Industries and Energy & Transportation - and also provides financing and related services through its Financial Products segment. For more information, visit caterpillar.com. To connect with us on social media, visit caterpillar.com/social-media. Forward-looking Statements Certain statements in this press release relate to future events and expectations and are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “will be,” “will,” “would,” “expect,” “anticipate,” “plan,” “project,” “intend,” “could,” “should” or other similar words or expressions often identify forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, without limitation, statements regarding our outlook, projections, forecasts or trend descriptions. These statements do not guarantee future performance and speak only as of the date they are made, and we do not undertake to update our forward-looking statements. Caterpillar’s actual results may differ materially from those described or implied in our forward-looking statements based on a number of factors, including, but not limited to: (i) global and regional economic conditions and economic conditions in the industries we serve; (ii) commodity price changes, material price increases, fluctuations in demand for our products or significant shortages of material; (iii) government monetary or fiscal policies; (iv) political and economic risks, commercial instability and events beyond our control in the countries in which we operate; (v) our ability to develop, produce and market quality products that meet our customers’ needs; (vi) the impact of the highly competitive environment in which we operate on our sales and pricing; (vii) information technology security threats and computer crime; (viii) additional restructuring costs or a failure to realize anticipated savings or benefits from past or future cost reduction actions; (ix) failure to realize all of the anticipated benefits from initiatives to increase our productivity, efficiency and cash flow and to reduce costs; (x) inventory management

-3- Caterpillar Public Release # Caterpillar: Confidential Green decisions and sourcing practices of our dealers and our OEM customers; (xi) a failure to realize, or a delay in realizing, all of the anticipated benefits of our acquisitions, joint ventures or divestitures; (xii) union disputes or other employee relations issues; (xiii) adverse effects of unexpected events including natural disasters; (xiv) disruptions or volatility in global financial markets limiting our sources of liquidity or the liquidity of our customers, dealers and suppliers; (xv) failure to maintain our credit ratings and potential resulting increases to our cost of borrowing and adverse effects on our cost of funds, liquidity, competitive position and access to capital markets; (xvi) our Financial Products segment’s risks associated with the financial services industry; (xvii) changes in interest rates or market liquidity conditions; (xviii) an increase in delinquencies, repossessions or net losses of Cat Financial’s customers; (xix) currency fluctuations; (xx) our or Cat Financial’s compliance with financial and other restrictive covenants in debt agreements; (xxi) increased pension plan funding obligations; (xxii) alleged or actual violations of trade or anti-corruption laws and regulations; (xxiii) international trade policies and their impact on demand for our products and our competitive position; (xxiv) additional tax expense or exposure including the impact of U.S. tax reform; (xxv) significant legal proceedings, claims, lawsuits or government investigations; (xxvi) new regulations or changes in financial services regulations; (xxvii) compliance with environmental laws and regulations; and (xxviii) other factors described in more detail in Caterpillar’s Forms 10-Q, 10-K and other filings with the Securities and Exchange Commission.